EXHIBIT 5.1

Gary R. Henrie

Attorney at Law

Licensed in the States of Utah and Nevada

P.O. Box 107	Telephone: 309-313-5092
315 Kimball’s Garden Circle	e-mail: grhlaw@hotmail.com
Nauvoo, IL 62354

January 4, 2019

Lightbridge Corporation

11710 Plaza America Drive

Suite 2000

Reston, VA 20190

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special Nevada counsel for Lightbridge Corporation, a Nevada corporation (the “Company”), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering of 3,400,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), by the Company pursuant to the Company’s 2015 Equity Incentive Plan, as amended.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) all of the Shares will be issued and sold in compliance with applicable federal and state securities laws; (vii) there will not have occurred any change in law affecting the validity or enforceability of such Shares; (viii) at the time of the sale, issuance or delivery of the Shares, the authorization of such Shares by the Company’s Board of Directors or applicable committee thereof will not have been modified or rescinded; (ix) with respect to the Shares, the Company will have a sufficient number of authorized but unissued shares thereof under its charter, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (x) the certificates representing the Shares will be duly authorized, executed and delivered; and (xi) the Shares will be properly authenticated by the manual signature of an authorized representative of the transfer agent.

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Based upon the foregoing, we are of the opinion that the 3,400,000 Shares to be issued by the Company pursuant to the Company’s 2015 Equity Incentive Plan, as amended, will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Shares in exchange for a consideration that the Board of Directors or such committee determines as adequate (“Authorizing Resolutions”), (ii) the issuance and delivery of the Shares are in conformity with the Company’s charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, if any.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers or agents of the Company.

It is understood that this opinion is to be used only in connection with the Registration Statement.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada. We disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do we deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus forming part of the Registration Statement and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Gary R. Henrie

Gary R. Henrie

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